UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): OCTOBER 14, 2006

HEALTH NET, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12718	95-4288333
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21650 Oxnard Street

Woodland Hills, California 91367

(Address of Principal Executive Offices) (Zip Code)

(818) 676-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 14, 2006, Anthony S. “Buddy” Piszel, executive vice president and chief financial officer of Health Net, Inc. (the “Company”), notified the Company of his decision to resign from the Company, effective November 10, 2006, to accept a position as executive vice president and chief financial officer of Freddie Mac, the McLean, Va.-based home mortgage company. Health Net is actively seeking a successor to Mr. Piszel as the Company’s chief financial officer and has appointed James E. Woys to serve as acting chief financial officer immediately following Mr. Piszel’s departure. Mr. Woys, age 48, is the Company’s President, Government and Specialty Services. The Company expects that Mr. Woys will continue to serve as President, Government and Specialty Services during his tenure as acting chief financial officer.

Mr. Woys has served as President, Government and Specialty Services since October 2005. He served as President of Health Net Federal Services from February 2001 to October 2005 and as Chief Operating Officer and President of Health Net Federal Services from November 1999 to February 2001. Mr. Woys served as Chief Operating Officer and Senior Vice President from February 1998 to November 1999 and as Senior Vice President from January 1995 to February 1998 for Foundation Health Federal Services, which was a subsidiary of Foundation Health Corporation (“FHC”) until FHC’s merger with the Company in April 1997. From January 1990 to January 1995, Mr. Woys served as Vice President and Chief Financial Officer of the Government Division of FHC. He served as Director of Corporate Finance/Tax for FHC from October 1986 to January 1990. Prior to Mr. Woys’ employment with FHC, he was employed by Price Waterhouse from 1982 to 1986 and by Arthur Andersen & Co. from 1980 to 1982.

Mr. Woys is party to an employment letter agreement with the Company dated January 30, 2006 (the “Letter Agreement”). The Letter Agreement provides for Mr. Woys to receive an annual base salary (currently $550,000) and for his participation in the Company’s Executive Officer Incentive Plan, which affords him the opportunity to earn each plan year up to a specified percentage of his annual base salary as additional compensation. The Letter Agreement provides for his participation in various other employee benefit plans, reimbursement by the Company of up to $5,000 per year of costs incurred for personal financial counseling services and a $1,000 monthly car allowance. Under the Letter Agreement, Mr. Woys is entitled under specified circumstances to severance benefits, including a lump-sum payment equal to up to two years of his then-current base salary at the time his employment is terminated. The Letter Agreement also provides for Mr. Woys to receive tax gross-up payments in respect of excise taxes on certain change-in-control payments or distributions, if any, by the Company to or for the benefit of Mr. Woys.

A more-detailed summary of certain terms of the Letter Agreement, which was filed as Exhibit 10.8 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005, is included in the Company’s proxy statement for the 2006 annual meeting of stockholders filed with the Securities and Exchange Commission on April 17, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 16, 2006

HEALTH NET, INC.

By:	/s/ B. Curtis Westen
B. Curtis Westen
Senior Vice President, General Counsel and Secretary